JPMORGAN US HIGH YIELD BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
08/02/02	The Manitowac Co., Inc.

Shares            Price         Amount
100,000		  $100.00	$100,000.00

                                      % of Issue
Spread     Spread       Fund's          for all
Amount       %        % of issue    JPMorgan Funds
N/A        N/A		.06%	          .06%

     Broker
Deutsche Morgan Grenfell

Underwriters of The Manitowac Co., Inc.

Underwriters     	             Principal Amount
CRedit Suisse First Boston Corp.           $52,500,000
Deutsche Bank Securities, Inc.              52,500,000
Lehman Brothers, Inc.                       35,000,000
J.P. Morgan Securities                      17,500,000
Banc One Capital Markets                    10,500,000
Fleet Securities                             7,000,000

Total                                     $175,000,000